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                                                                     EXHIBIT 5.1


                                                       VINSON & ELKINS L.L.P.
                                                       2300 FIRST CITY TOWER
[VINSON & ELKINS ATTORNEYS AT LAW LOGO]                1001 FANNIN STREET
                                                       HOUSTON, TEXAS 77002-6760
                                                       TELEPHONE (713) 758-2222
                                                       FAX (713) 758-2346
                                                       www.velaw.com



July 20, 2004


BMC Software, Inc.
2101 City West Boulevard
Houston, Texas 77042

         We have acted as counsel for BMC Software, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of 2,363,716 shares of common stock, par value $0.01 per share, of the Company (the "Shares") pursuant to outstanding options issued under the following equity incentive plans of Marimba, Inc., a Delaware corporation ("Marimba"), adopted by the Company in connection with its acquisition of Marimba:

         1.       Marimba, Inc. 1996 Stock Plan
         2.       Marimba, Inc. 1999 Omnibus Equity Incentive Plan
         3.       Marimba, Inc. 1999 Non-Employee Directors Option Plan
         4.       Marimba, Inc. 2000 Supplemental Stock Plan

         In connection with the foregoing, we have examined or are familiar with the Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, the corporate proceedings with respect to the issuance of the Shares, the registration statement on Form S-8 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the Plans, will be validly issued and fully paid and non-assessable.

         The foregoing opinion is limited to the laws of the United States of America, the Constitution of the State of Delaware and the General Corporation Law of the State of Delaware, as interpreted by federal courts and the courts of the State of Delaware.


   AUSTIN * BEIJING * DALLAS * DUBAI * HOUSTON * LONDON * MOSCOW * NEW YORK *
                          SINGAPORE * WASHINGTON, D.C.


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BMC Software, Inc.
Page 2
July 20, 2004


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                                      Very truly yours,

                                                      /s/ VINSON & ELKINS L.L.P.